SHARE EXCHANGE AGREEMENT

THIS Agreement made as of the July18th, 2003

BETWEEN :

STUDIO BROMONT, INC. . a company organized under the laws of the State of Florida and having an office at 2300 W. Sahara Avenue, suite 500, Box 18 Las Vegas NV 89102

("Studio")

OF THE FIRST PART AND :

3874958 Canada Inc. a company organized under the laws of Canada and having an office at 60 St-Jacques Street, Montreal, Quebec, Canada, H2L 2L5

(Collectively the "Seller")

OF THE SECOND PART

WHEREAS :

               A.   The Seller are the holders of all of the issued and outstanding Class A voting common shares ("AUC Shares") of American United Corp., formally Vectoria, Inc. ("AUC") a corporation duly incorporated under the laws of Delaware.

               B.   Studio wishes to purchase from the Seller, and the Seller wish to sell to Studio, all of the issued and outstanding AUC Shares in exchange for shares of common stock of Studio ("Studio Shares"), subject to the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

   1.    Purchase and Sale. The Seller hereby agree to transfer to Studio, and Studio hereby agrees to acquire from the Seller, all, and not less than all, of the issued and outstanding AUC Shares (being and aggregate of 100 AUC Shares) in consideration for the issuance to the Seller of an aggregate of 26,500,000 Studio Shares (the "Studio Payment Shares") with and aggregate value of US$13,250,000 (deemed value of U.S
           $0.50 per share).

               2.    Covenants of Studio. Studio covenants and agrees with the Seller to do the following at or prior to the Closing Date and prior to the completion of the transactions contemplated in section 1.

                           a)   To cause its directors and officers immediately prior to the Closing Date to resign from their respective positions with Studio, effective as at the Closing Date, and to appoint such new directors and officers as the Seller may direct to fill such vacancies;

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                           b)   To change its name to "American United Corporation, Inc." or such other name as may be acceptable to the Seller; and

                           c)    To comply with all applicable securities and corporate laws and regulatory requirements.

Representations and Warranties of Studio . Studio represents and warrants the following to the Seller.

Studio is duly incorporated under the laws of the State of Florida, United States, is validly existing and in good standing under such laws, and has no subsidiaries or equity interests in any other companies or entities;

The authorized capital of Studio consists of 50,000,000 common shares with U.S. $0.001 par value and no preferred shares of which 13,703,416 Studio Shares are currently issued and outstanding;

All of the issued and outstanding Studio Shares were issued in compliance with applicable federal and state securities laws, including but not limited to the registration requirements of Section 5 of the United States Securities Act of 1933, as amended (the "1933 Act") or and exemption therefrom;

All of the currently issued and outstanding Studio Shares are validly issued and outstanding and are fully paid and non-assessable and the Studio Payment Shares to be issued at Closing will, on issuance, be validly issued and outstanding as fully paid and non-assessable and the Studio Payment Shares will at Closing be free and clear of all restrictions on transfer (other than restrictions under applicable securities laws or as otherwise contemplated in this Agreement), liens, charges and encumbrances;

Studio’s Annual Report on Form 10-KsB filed on behalf of Studio on May, 2003 (the "Form 10-KSB") has been duly filed with the United States Securities and Exchange Commission ("SED") pursuant to section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and is, except to the extent superseded by Studio’s Form 10-QSB dated November 14, 2002 for the quarter ended September 30, 2002 (the "Form 10-QSB") filed with the SEC, true and correct in all material respects as at the date hereof and, except to the extent superseded by the Form 10-QSB and any subsequent quarterly or current reports filed with the SEC prior to the Closing Date, shall be true and correct in all material respects at the Closing Date;

The Studio Shares are quoted on the National Association of Securities Dealer’s ("NASD") OTC bulletin Board ("OTCBB") and, prior to the Closing, Studio will do all necessary acts and things to maintain the quotation of the Studio Shares on the OTCBB;

Studio has filed all reports required to be filed by Studio under the Exchange Act;

Holders of the Studio Shares have filed all beneficial ownership reports required to be filed with the SEC, including reports required to be filed under Regulation 13d-1(a), (b) and (c); Regulation 13d-2(a) and Section 16 of the Exchange Act;

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Studio has not received notice from the NASD or the SEC that the Studio Shares are ineligible for quotation on the OTCBB;

Studio is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Form 10-KSB and all agreements by which Studio holds and interest in any such property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of Florida, United States and in all other jurisdictions in which they are situated;

Studio has the power and authority to carry on its business as and where it is presently conducted;

Studio has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

The execution and delivery of this Agreement and the transactions contemplated herein have been duly authorized and approved by the board of directors of Studio. No other corporate act of proceeding on the part of Studio is necessary to authorize this Agreement. This Agreement constitutes a legal, valid and binding agreement of Studio enforceable in accordance with its terms;

Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the Articles of Incorporation, bylaws or resolutions of Studio or any instrument, agreement or contract to which it is party or by which it is bound;

No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Studio and the consummation of the transactions contemplated hereby, except for such notices of the transactions contemplated herein as may be required by the OTCBB;

There are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings or investigations outstanding, in progress, pending or, to the best of Studio’s knowledge, threatened against or relating to Studio which might materially and adversely affect Studio;

Studio is not subject to any judgment, order or decree entered in any lawsuit or proceeding which might materially and adversely affect Studio;

All material transactions of Studio have been properly recorded or filed in or with its books and records and the minute book of Studio contains records of all meetings and proceedings of the shareholders and directors of Studio;

The unaudited financial statements of Studio for the period ended June 30, 2003 and the audited financial statements of Studio for the fiscal years ended December 31, 2002 and 2001 were each prepared in accordance with United States generally accepted accounting principles, applied on a basis consistent with prior periods, and present fairly and accurately in all material respects the financial condition and position of Studio as of those dates and the

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results of its operations for the years and periods then ended, and, in particular, all of the assets and all of the liabilities and obligations, due or accruing due, contingent or absolute, of Studio, and no adverse material change in the financial position of Studio has taken place since June 30, 2003;

Studio has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities. Further, there are no tax liens upon any property or assets of Studio. No state of facts exists which would constitute grounds for the assessment of any tax liability by the state, local, or foreign tax authorities. All deficiencies and assessments, if any, resulting from any examination of state, local and foreign tax returns and reports of Studio, if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period;

Studio is in compliance with all laws, regulations and orders applicable to its business. Studio has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither Studio nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law;

Other than this Agreement, there are no undisclosed material changes in the affairs of Studio since the date of the Form 10-QSB for the period ended June 30, 2003;

At the Closing Date, there will be no rights, options or warrants outstanding pursuant to which any Studio Shares may be required to be issued, other than as provided for under this Agreement;

All agreements, understandings, instruments, contracts or proposed transactions to which Studio is a party or by which it or any of its assets is bound which may involve any material obligations outside the ordinary course of its business have been disclosed to the Seller;

Studio is not in violation of or in default under its constating documents, or any material provision of any contract, sales commitment, licence, purchase order, encumbrances, note, deed, lease, agreement or instrument, or any order, judgement or decree, relating to its business or the issued and outstanding Studio Shares, or by which Studio is bound, or in the payment of any of the monetary obligations of Studio or debts relating to its business and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default;

Except for liabilities reflected or reserved on Studio’s balance sheet as of June 30, 2003, and except for liabilities incurred or accrued in the ordinary and normal course of Studio’s business after June 30, 2003 in transactions which are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, Studio does not have any liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with its business, and whether known or unknown, including liabilities for taxes;

Studio has not used any of its properties or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any "Hazardous Substances" and has not caused or permitted the release, in any manner whatsoever, of any Hazardous

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Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which Studio is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any applicable laws, statutes, ordinances, bylaws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances. "Hazardous Substances" means any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances;

Studio is managed by its directors and officers, but has no employees and has no employee retirement or employee benefit or welfare plans;

No order ceasing or suspending trading in securities of Studio nor prohibiting the issuance or sale of such securities has been issued to Studio or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

Studio acknowledges that the AUC Shares have not been and will not be registered under the 1933 Act and that the AUC Shares are being transferred to Studio in reliance on exemptions from such registration and that the AUC Shares may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act of compliance with requirements of an exemption from registration;

Studio is acquiring the AUC Shares as principal for its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the AUC Shares;

Studio has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of its investment in AUC Shares and is able to bear the economic risk of loss of such investment;

Studio has been provided with the opportunity to ask questions and solicit information concerning the business and financial condition of AUC, has utilized such access to its full satisfaction, and has received from AUC all information that it has requested; and

None of the representations or warranties to the Seller contained herein and no statements contained in the Form 10-KSB and the Form 10-QSB contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

The Seller’ Representations and Warranties . The Seller hereby represent and warrant the following to Studio:

The Seller have good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default

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under any instrument, agreement or contract to which any of the Seller is a party or by which any of the Seller is bound;

No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby;

The Seller is a Canadian Corporation under the provisions of the Income Tax Act (Canada);

The Seller are not "U.S. Persons" as defined under Regulation S made under the 1933 Act;

The Seller was outside the United States at the time of execution and delivery of this Agreement;

No offers to sell the Studio Payment Shares were made by any person to the Seller while the Seller were in the United States;

The Studio Payment Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the Untied States;

Hedging transactions involving the Studio Payment Shares may not be conducted unless in compliance with the 1933 Act;

The Seller acknowledge that the Studio Payment Shares have not been and will not be registered under the 1933 Act and that the Studio Payment Shares are being issued to the Seller in reliance on exemptions from such registration and that the Studio Payment Shares may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act or compliance with requirements of an exemption from registration;

The Seller agree that all of the certificates representing the Studio Payment Shares shall have endorsed thereon a legend to the following effect :

"THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. AS AMENDED (THE "1933 ACT) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED ONLY (i) TO THE COMPANY, (ii) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATIONS UNDER THE 1933 ACT, (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED, PRIOR TO ANY SUCH SALE, TRANSFER ORR ASSIGNMENT, THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSUGNMENT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

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And that Studio will refuse to register any transfer of the Studio Payment Shares not made (i) in accordance with Regulation S, (ii) pursuant to registration under the 1933 Act or (iii) pursuant to an available exemption from registration under the 1933 Act;

The Seller are acquiring the Studio Payment Shares as principal for each of his or its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Studio Payment Shares;

The Seller have such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of its investment in Studio Shares and are able to bear the economic risk of loss of such investment; and

The Seller have been provided with the opportunity to ask questions and solicit information concerning the business and financial condition of Studio, have utilized such access to his or its full satisfaction, and have received from Studio all information that it has requested.

Representations and Warranties of the Seller as to AUC . The Seller hereby represent and warrant the following to Studio :

AUC is duly incorporated under the laws of Delaware and is validly existing and in good standing under such laws and has no subsidiary or equity interests in any other companies or entities;

The authorized capital of AUC consists of an unlimited number of AUC Shares, an unlimited number of Class B common non-voting shares, an unlimited number of Class C preferred voting shares, an unlimited number of Class D common no-voting shares, an unlimited number of Class E common non-voting shares and an unlimited number of Class F common non-voting shares of which 100 AUC Shares are issued and outstanding as fully paid and non-assessable;

The Seller are collectively, the legal and beneficial owner of all of the issued and outstanding AUC Shares, such shares shall be free and clear of all liens, charges and encumbrances and no other person (other than Studio under this Agreement) will have any right, present or future, to acquire any shares or other securities of AUC;

There are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings outstanding, in progress, pending or threatened against or relating to AUC which might materially and adversely affect AUC on a consolidated basis;

AUC is not subject to any judgment, order or decree entered in any lawsuit or proceeding which might materially and adversely affect AUC on a consolidated basis;

All material transactions of AUC have been properly recorded or filed in or with its books and records and the minute book of AUC contains records of all meetings and proceedings of the shareholders and directors of AUC.

AUC has entered into a purchase agreement dated October 1, 2003 to purchase the all the assets of the GlobalIP CaribbeanOne TM international telephone carrier routes and gateways;

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AUC has duly filed all federal, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, local and foreign taxing authorities. Further, there are no tax liens upon any property or assets of AUC. No state of facts exists which would constitute grounds for the assessment of any tax liability by the federal, state, provincial, local, or foreign tax authorities. All deficiencies and assessments, if any, resulting from any examination of state, local, and foreign tax returns and reports of AUC if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, provincial, local, or foreign tax return or report for any period;

AUC is in compliance with all laws, regulations and orders applicable to its business. AUC has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither AUC nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law;

All agreements, understandings, instruments, contracts or proposed transactions to which AUC is a party or by which it or any of its assets is bound which may involve any material obligations outside the ordinary course of its business have been disclosed to Studio;

AUC is not in violation of or in default under its constating documents, or any material provision of any contract, sales commitment, licence, purchase order, encumbrances, note, deed, lease, agreement or instrument, or any order, judgment or decree, relating to its business or the issued and outstanding AUC Shares, or by which AUC is bound, or in the payment of any of the monetary obligations of AUC or debts relating to its business and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default; and

AUC does not have any material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with its business, and whether known or unknown, including liabilities for taxes.

Studio shall carry on its business diligently and substantially in the same manner as previously conducted, and Studio shall not engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice;

Studio shall not sell, license, lease or otherwise dispose of any material assets or properties except pursuant to existing contracts and in the ordinary course of business;

No change or amendment shall be made to the constating documents of Studio, except in connection with the proposed name change of Studio referred to in section 2(b);

Studio shall not issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe for or enter into any arrangement or contract with respect to any Studio Shares, other than as contemplated or disclosed herein;

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Studio shall file when due all reports required to be filed under the Exchange Act;

Studio shall not declare, pay or set aside for payment any dividend or other distribution in respect of the Studio Shares nor shall Studio redeem, purchase or otherwise acquire any of the Studio Shares; and

Studio shall use its best efforts to preserve its corporate existence and business organizations intact.

Conduct of AUC’s Business

They shall cause AUC to carry on its business diligently and substantially in the same manner as previously conducted, and they shall not cause AUC to engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice;

They shall not cause any change or amendment to be made to the constating documents of AUC;

They shall cause AUC to not issue or sell, or not issue options, warrants to purchase, conversion privileges or other rights to subscribe for or not enter into any arrangement or contract with respect to any of the AUC Shares, other than as contemplated or disclosed herein;

They shall cause AUC to not declare, pay or set aside for payment any dividend or other distribution in respect of the AUC Shares and shall cause AUC to not redeem, purchase or otherwise acquire any of the AUC Shares; and

They shall use their best efforts to cause AUC to preserve its corporate existence and business organizations intact.

Conditions for the Benefit of Studio . The obligations of Studio to complete the transaction as contemplated herein shall be subject to the following conditions;

This Agreement shall have been duly executed by the Seller;

All the representations and warranties of the Seller set forth in section 4 and 5 be true and correct;

There shall have been obtained from all persons (including all governmental authorities) all approvals and consents to the transaction in form and on terms satisfactory to Studio, acting reasonably;

Completion of due diligence by Studio with results satisfactory to Studio; and

Conditions for the Benefit of the Seller . The obligations of the Seller to complete the transactions as contemplated herein shall be subject to the following conditions :

This Agreement shall have been duly executed by Studio;

All the representations and warranties of Studio set forth in section 3 shall be true and correct;

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All of the covenants of Studio set forth in sections 2 and 6 shall have been completed in full to the Seller’ satisfaction;

There shall have been no material adverse change in the financial condition or assets of Studio;

Completion of due diligence by the Seller with results satisfactory to the Seller;

The delivery by Studio of the documents listed in section 11.

Closing . Completion of the transactions contemplated herein (the "Closing") shall take place as of today at the office of American United Corp, at 60 St-Jacques Street, Montreal, Quebec, Canada, or such other date, time and place acceptable to the parties hereto (the "Closing Date").

Delivery by Studio . At the Closing, Studio shall deliver to the Seller the following;

A certified true copy of a resolution of the board of directors of Studio evidencing its approval of this Agreement and all transactions contemplated hereunder, including the issuance off the Studio Payment Shares to the Seller and the appointment of new directors and officers of Studio as directed by the Seller.

Resignation of Gilles Poliquin with respect to all officer positions held in Studio, together with releases by such persons in favour of Studio in such form as the Seller approves, acting reasonably;

A certificate of Studio that all the representations and warranties of Studio set forth in section 3 are true and correct as at the Closing Date;

Share certificate or certificates representing the Studio Payment Shares registered in the name of the Seller; and

Such other documents, certificates and legal opinions that are, in the opinion of legal counsel of the Seller, reasonably required to complete the transactions and due diligence contemplated hereunder.

Delivery by the Seller . At the Closing, the Seller shall deliver to Studio the following :

Share certificate or certificates representing 100 AUC Shares duly endorsed by the Seller for transfer to Studio;

A new share certificate representing 100 AUC Shares registered in the name of Studio;

A certified true copy of a resolution of the board of directors of AUC approving the transfer of the 100 AUC Shares from the Seller to Studio and the issuance of the new share certificate representing 100 AUC Shares in the name of Studio; and

Such other documents, certificates and legal opinions that are, in the opinion of legal counsel to Studio, reasonably required to complete the transactions and due diligence contemplated hereunder.

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Binding Agreement . Upon acceptance of the terms of this Agreement by the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

Further Assurance . The parties hereto agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such acts and things as either party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Agreement.

Entire Agreement . This Agreement constitutes the entire agreement between the parties hereto and in respect of the matters referred to herein and there are no representations, warranties, covenants, agreements, express or implied, collateral hereto other than as expressly set forth or referred to herein.

Time of the Essence . Time shall be of the essence of this Agreement.

Applicable Law and Attornment . This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida, USA

Enurement . This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Notice . Any notice, request, demand or other communication to be given under this Agreement will be in writing and shall be delivered by hand or by telecopy to the party at the following respective addresses:

To Studio :

Studio Bromont, Inc.
2300 West Sahara Ave.
Las Vegas, NV

To the Seller :

3874958 Canada, Inc.
60 St-Jacques Street
Montreal, Quebec
Canada

Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

STUDIO BROMONT, INC.

Per (s) Gilles Poliquin_

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Gilles Poliquin
Director

Counterparts . This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

STUDIO BROMONT, INC.

Per (s) Gilles Poliquin
Gilles Poliquin
Director

3874958 Canada, Inc.

Per (s) Benoit Laliberte
Benoit Laliberte
Director

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